NetOps Corporation
Balance Sheet (unaudited)
================================================================================

                                                                                 June 30,
                                                                          2000              1999
Assets
Current assets:
 Cash and cash equivalents                                            $   200,300       $ 3,102,200
 Accounts receivable                                                        5,300            52,400
 Prepaid expenses and other current assets                                109,700           121,000
                                                                      -----------       -----------
    Total current assets                                                  315,300         3,275,600

Property and equipment, net                                               326,900           343,200
Long-term deposits                                                         29,200            13,600
                                                                      -----------       -----------
                                                                      $   671,400       $ 3,632,400
                                                                      ===========       ===========
Liabilities, Mandatorily Redeemable Preferred Stock
  and Stockholders' Deficit
Current liabilities:
  Accounts payable and accrued expenses                               $   361,000       $   241,600
  Deferred revenue                                                        l38,900            49,400
                                                                      -----------       -----------
    Total current liabilities                                             499,900           291,000
                                                                      -----------       -----------
Series A mandatorily redeemable convertible preferred stock,
  1,500,000 shares authorized, issued and outstanding at June
  30, 2000 and 1999, liquidation preference of $2,014,500
  at June 30, 2000                                                      1,801,500         1,603,800
                                                                      -----------       -----------
Series B mandatorily redeemable convertible preferred stock,
  7,044,872 shares authorized; 3,365,384 shares issued and
  outstanding at June 30, 2000 and 1999, liquidation preference
  of $6,512,200 at June 30, 2000                                        6,219,300         5,537,500
                                                                      -----------       -----------
Stockholders' deficit:
Common stock, $0.01 par value, 20,000,000 shares authorized;
  4,679,585 and 4,484,329 shares issued and outstanding at
  June 30, 2000 and 1999, respectively                                     46,800            44,800
Additional paid-in capital                                              1,263,800           776,500
Deferred compensation                                                     (64,900)          (84,800)
Accumulated deficit                                                    (9,095,000)       (4,536,400)
                                                                      -----------       -----------
    Total stockholders' deficit                                        (7,849,300)       (3,799,900)
                                                                      -----------       -----------
    Total liabilities, mandatorily redeemable preferred stock
      and stockholders' deficit                                       $   671,400       $ 3,632,400
                                                                      ===========       ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Statement of Operations (unaudited)
================================================================================

                                                              Six months ended
                                                                   June 30,
                                                            2000              1999
Revenues:
  Software                                              $   200,000       $        --
  Consulting and maintenance                                541,200           401,800
                                                        -----------       -----------
                                                            741,200           401,800
                                                        -----------       -----------
Costs and expenses:
  Cost of software revenues                                     200                --
  Cost of consulting and maintenance revenues               232,300           360,600
  Sales and marketing                                       414,900           567,200
  General and administrative                              1,421,100           901,500
  Research and development                                1,290,100           539,600
                                                        -----------       -----------
                                                          3,358,600         2,368,900
                                                        -----------       -----------

Loss from operations                                     (2,617,400)       (1,967,100)
                                                        -----------       -----------

Other income (expense), net                                  18,200            37,900
Interest income                                              23,100            71,700
                                                        -----------       -----------

Net loss                                                 (2,576,100)       (1,857,500)

Accretion on Series A and B mandatorily redeemable
  convertible preferred stock                              (439,800)         (439,800)
                                                        -----------       -----------

Net loss applicable to common stock                     $(3,015,900)      $(2,297,300)
                                                        ===========       ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Statement of Changes in Stockholders' Deficit
For the six months ended June 30, 2000 (unaudited)
================================================================================

                                                                            Additional
                                                          Common Stock        Paid-in     Deferred    Accumulated
                                                        Shares   Par Value    Capital   Compensation    Deficit          Total
                                                      ---------------------  ---------- ------------  -----------     -----------
Balance at December 3l, 1999                          4,519,329   $45,200    $1,015,400   $(86,800)   $(6,079,100)    $(5,105,300)

Issuance of common stock to employees                   160,256     1,600       248,400         --             --         250,000
Amortization of restricted stock compensation                --        --            --     21,900             --          21,900
Accretion of Series A mandatorily redeemable
  convertible preferred stock to redemption value            --        --            --         --        (98,900)        (98,900)
Accretion of Series B mandatorily redeemable
  convertible preferred stock to redemption value            --        --            --         --       (340,900)       (340,900)
Net loss                                                     --        --            --         --     (2,576,100)     (2,576,100)
                                                      ---------   -------    ----------   --------    -----------     -----------

Balance at June 30, 2000                              4,679,585   $46,800    $1,263,800   $(64,900)   $(9,095,000)    $(7,849,300)
                                                      =========   =======    ==========   ========    ===========     ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Statement of Cash Flows
Increase (Decrease) in Cash and Cash Equivalents (unaudited)
================================================================================

                                                                                         Six months ended
                                                                                              June 30,
                                                                                       2000               1999
Cash flows from operating activities:
  Net loss                                                                         $(2,576,100)      $(1,857,500)
  Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                          76,100            56,100
  Issuance of warrants as consideration for services                                        --           277,000
  Amortization of deferred compensation                                                 21,900            15,900
  Changes in operating assets and liabilities;
    Accounts receivable                                                              1,495,200            24,300
    Loan receivable from employees                                                          --             1,300
    Prepaid expenses and other assets                                                  (10,800)          (70,000)
    Long-term deposits                                                                 (15,600)               --
    Accounts payable and accrued expenses                                              (49,400)          131,100
    Deferred revenue                                                                   (53,100)          (35,300)
                                                                                   -----------       -----------
Net cash provided by (used in) operating activities                                 (1,111,800)       (1,457,100)
                                                                                   -----------       -----------

Cash flows from investing activities:
  Purchase of property and equipment                                                   (63,100)         (174,000)
                                                                                   -----------       -----------

Cash flows from financing activities:
 Proceeds from issuance of common stock                                                250,000                --
                                                                                   -----------       -----------

Net increase (decrease) in cash and cash equivalents                                  (924,900)       (1,631,100)
Cash and cash equivalents, beginning of period                                       1,125,200         4,733,300
                                                                                   -----------       -----------

Cash and cash equivalents, end of period                                           $   200,300       $ 3,102,200
                                                                                   ===========       ===========

   The accompanying notes are an integral part of these financial statements.

NetOps Corporation
Notes to Unaudited Financial Statements
================================================================================

1.    Basis of Presentation

      The accompanying unaudited interim financial statements of NetOps Corporation (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, such statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for any future periods.

      The accompanying unaudited interim financial statements have been prepared with the assumption that users of the interim financial statements have read the Company's audited financial statements for the year ended December 31, 1999.

      The unaudited financial statements have been prepared on a going-concern basis, which contemplates realization of assets and liquidation of liabilities in the ordinary course of business. The Company will require additional funds to meet planned obligations over the next twelve months and is seeking to raise such amounts through the sale of its equity securities (Notes 5 and 7). There can be no assurance that such additional financing, if at all available, can be obtained on terms acceptable to the Company.

      Continuance of the Company as a going concern is dependent upon, among other things, the Company's ability to obtain adequate long-term financing, the acceptance of the Company's software products in the marketplace, and its attainment of profitable operations. These unaudited financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amounts of liabilities that might result from the outcome of this uncertainty.

      The preparation of the Company's unaudited financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the end of and during the reporting periods of the financial statements. Actual results could differ from these estimates.

2.    Preferred Stock

      During the six-month periods ended June 30, 2000 and 1999, the Company accreted $98,900 and $340,900 to the redemption value of the Series A and Series B preferred stock, respectively.

NetOps Corporation
Notes to Unaudited Financial Statements                                        2
================================================================================

3.    Stockholders' Deficit

      On February 14, 2000, the Company terminated its relationship with its sales channel partner. The partner accepted that it had failed to fulfill certain of its obligations under the terms of the contract. All warrants granted to the partner were canceled. All warrants were returned to the Company unexercised.

      On February 25, 2000, an officer of the Company purchased 160,256 shares of the Company's common stock for $250,000. Such purchase is in accordance with the officers' employment agreement with the Company.

4.    Long-Term Incentive Plan

      For the six months ended June 30, 2000, 737,512 options were granted at an exercise price equal to the grant date fair value of $1.56 under the Company's Long-Term Incentive Plan.

      For the six months ended June 30, 2000, 540,357 of options were forfeited due to termination of the respective option holder's employment with the Company. These options had not vested at the date of forfeiture.

5.    Merger with MicroMuse, Inc.

      On June 21, 2000, the Company entered into an agreement to merge with Micromuse, Inc. ("Micromuse") a publicly held company that develops fault and service level network management software. Under the terms of the merger agreement, Micromuse will issue approximately $19 million worth of its common stock, based on the June 20, 2000 closing stock price of $131.75 per Micromuse share, and will, assume liabilities in the amount of approximately $1.3 million to acquire all of the outstanding common and preferred shares of NetOps. In addition, Micromuse will pay approximately $1.0 million of expenses related to the merger. The merger will be accounted for under the purchase method of accounting and will be treated as a tax-free reorganization for federal income tax purposes.

6.    Bridge Note

      On July 10, 2000, the Company received a $200,000 bridge note from Micromuse. The note accrues interest at the prime rate plus 2% per annum, Principal and accrued interest is payable on written demand of the noteholder.

NetOps Corporation
Notes to Unaudited Financial Statements                                        3
================================================================================

7.    Subsequent Event

      On July 18, 2000, the Company was acquired by Micromuse, Inc. ("Micromuse") by the merger of a wholly owned subsidiary of Micromuse, Salamander Acquisition Corp. ("Merger Sub") with the Company. The merger was accomplished pursuant to the Agreement and Plan of Reorganization, dated June 21, 2000. As a result of the merger, Micromuse became the owner of 100% of the issued and outstanding shares of NetOps common and preferred stock. Each outstanding share of NetOps common stock was converted into 0.006705 shares of Micromuse's Common Stock. Each outstanding share of NetOps Series A and B Preferred Stock was converted into 0.023016 and 0.022930 shares of Micromuse's Common Stock, respectively. A total of approximately 143,000 shares of Micromuse's Common Stock was issued to former NetOps stockholders in exchange for the acquisition of all outstanding NetOps capital stock. The terms of the Merger Agreement were the result of arm's length negotiations among the parties. The merger was accounted for under the purchase method of accounting and was treated as a tax-free reorganization for federal income tax purposes.